Exhibit 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $22.7 MILLION OR $0.38 PER SHARE

FOR THE SECOND QUARTER OF 2005

EAST PALO ALTO, Calif., July 27, 2005 — Greater Bay Bancorp (Nasdaq:GBBK), a $7.2 billion in assets financial services holding company, today announced results for the second quarter and six months ended June 30, 2005.

For the second quarter of 2005, Greater Bay Bancorp’s net income was $22.7 million, or $0.38 per diluted common share, compared to $24.5 million, or $0.39 per diluted common share, for the second quarter of 2004, and $21.5 million, or $0.34 per diluted common share, for the first quarter of 2005. For the first six months of 2005, net income was $44.2 million, or $0.72 per diluted common share, compared to $49.4 million, or $0.81 per diluted common share for the first six months of 2004.

Return on average common equity, annualized, for the second quarter of 2005 was 13.68% compared to 15.46% for the second quarter of 2004, and 13.03% for the first quarter of 2005. Return on average common equity, annualized, for the first six months of 2005 was 13.36% compared to 15.13% for the same period in 2004. Return on average assets, annualized, for the second quarter of 2005 was 1.29% compared to 1.29% for the second quarter of 2004, and 1.26% for the first quarter of 2005. Return on average assets, annualized, was 1.27% for the first six months of 2005 compared to 1.31% for the same period in 2004.

Operating results for the second quarter of 2005 included the following items:

•	$1.2 million gain on the repurchase and retirement of Zero Coupon Convertible Contingent Debt Securities (“CODES”), and
•	$1.1 million gain related to the change in market value of purchased residential mortgage loans between price commitment and settlement dates.

Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

“We are pleased to report another quarter of solid operating results,” stated Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “We posted meaningful annualized organic loan growth for the period, and saw continued strength in our commercial insurance brokerage business that was highlighted by ABD’s acquisition of the highly-regarded Lucini / Parish firm which provided a strategic entry into the rapidly growing Nevada marketplace.”

Net Interest Income

Net interest income for the second quarter of 2005 decreased to $65.4 million from $71.9 million in the second quarter of 2004. This was primarily attributable to a decline in average interest earning securities of $586.9 million.

Net interest income for the second quarter of 2005 decreased to $65.4 million from $66.0 million in the first quarter of 2005. This was primarily attributable to a 16 basis point decline in the net interest margin, partially offset by an increase of $105.8 million in average loan outstandings.

Non-Interest Income

Non-interest income for the second quarter of 2005 increased to $54.2 million from $46.8 million in the second quarter of 2004. This was primarily attributable to:

•	Increases in insurance brokerage commissions and fees of $6.3 million, including $3.7 million related to Lucini / Parish which was acquired effective May 1, 2005,
•	Increases in small ticket operating lease revenues of $1.8 million, and
•	Increases in other income of $1.2 million related to gains on repurchased CODES.

These increases were partially offset by a $1.6 million reduction in gains on sale of securities and a $0.6 million reduction in gains on sale of loans compared to the second quarter of 2004.

Non-interest income for the second quarter of 2005 increased to $54.2 million from $50.2 million in the first quarter of 2005. This was primarily attributable to:

•	Increases in insurance commissions and fees of $1.1 million, and
•	Increases in other income of $2.4 million primarily attributable to gains on repurchases of CODES and appreciation of purchased residential mortgage loans between price commitment and settlement dates.

Non-interest income in the first half of 2005 increased to $104.4 million from $94.3 million in the first half of 2004. This was primarily attributable to:

•	Increases in insurance commissions and fees of $9.8 million,
•	Increases in small ticket operating lease revenues of $3.5 million, and
•	Increases in gains on repurchases of CODES of $1.5 million.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

These increases were partially offset by a decrease of $4.4 million in gains on sale of securities and loans as well as a charge of $1.0 million for an other than temporary impairment of Fannie Mae and Freddie Mac security investments during the first half of 2005 compared to the first half of 2004.

Non-interest income as a percentage of total revenues for the second quarter of 2005 was 45.3%, compared to 39.4% for the second quarter of 2004 and 43.2% for the first quarter of 2005. Non-interest income as a percentage of total revenues for the first half of 2005 was 44.3%, compared to 39.0% for the same period one year ago.

Operating Expenses

Operating expenses for the second quarter of 2005 increased to $81.1 million from $77.2 million in the second quarter of 2004. This was primarily attributable to:

•	Increases in compensation expense of $2.4 million of which $2.0 million is attributable to Lucini / Parish,
•	Increases in depreciation expense on leased equipment of $1.5 million, and
•	Increases in occupancy and equipment expense of $0.9 million.

These increases were partially offset by a $1.5 million decrease in legal and other professional fees.

Operating expenses for the second quarter of 2005 decreased to $81.1 million from $83.9 million in the first quarter of 2005. This was primarily attributable to:

•	Decreases in compensation expense of $2.1 million, and
•	Decreases in legal and professional expense of $1.7 million.

These decreases were partially offset by an increase of $0.7 million in occupancy expenses.

Operating expenses in the first half of 2005 increased to $165.1 million from $157.3 million in the first half of 2004. This was primarily attributable to:

•	Increases in compensation expense of $3.1 million including $1.8 million of severance,
•	Increases in depreciation expense on leased equipment of $2.9 million, and
•	Increases in occupancy expense of $1.1 million.

Credit Quality Overview

Net loan charge-offs in the second quarter of 2005 were $3.5 million, or 0.30% of average loans, annualized, compared to $4.0 million, or 0.36% of average loans, annualized, for the second quarter of 2004 and $3.5 million, or 0.32% of average loans, annualized, for the first quarter of 2005. Net loan

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

charge-offs in the first half of 2005 were $7.0 million, or 0.31% of average loans, annualized, compared to $9.5 million or 0.43% for the same period in 2004. Nonperforming assets were $88.6 million at June 30, 2005, compared to $42.2 million at June 30, 2004 and $53.4 million at March 31, 2005. The ratio of nonperforming assets to total assets was 1.22% at June 30, 2005, compared to 0.55% at June 30, 2004 and 0.77% at March 31, 2005. The ratio of nonperforming loans to total loans was 1.87% at June 30, 2005, compared to 0.95% at June 30, 2004 and 1.17% at March 31, 2005.

The Company’s provision for credit losses was $2.3 million for the second quarter of 2005, compared to $2.0 million for the second quarter of 2004, and a negative provision of $1.7 million for the first quarter of 2005. The provision for the first half of 2005 was $0.6 million, compared to $4.0 million for the first half of 2004.

The allowance for loan and lease losses was $98.5 million, or 2.08% of total loans, at June 30, 2005, compared to $116.0 million, or 2.60% of total loans, at June 30, 2004 and $99.4 million, or 2.21% of total loans, at March 31, 2005.

“Credit metrics in the second quarter were largely influenced by our reclassification of a single client relationship totaling $41.6 million to the non-performing category,” stated Mr. Scordelis. “Established several years ago, this relationship includes a $33.8 million loan which is primarily secured by an owner-occupied residential property. We believe that this credit facility is an isolated anomaly with respect to its nature and structure within the context of our overall loan portfolio.”

“The loans comprising this relationship remain current, and our dialogue with the client remains constructive,” he added. “It is notable that this relationship was reduced by a $5.5 million principal pay down in the first quarter and by a scheduled debt service payment of $0.6 million in the second quarter. Our current assessment of risk exposure stemming from this relationship is fully reflected in our allowance level as of quarter-end.”

“Excluding the impact of this single client relationship, non-performing assets at June 30, 2005 would have declined by $6.5 million, or 12.0%, compared to March 31, 2005,” commented Mr. Scordelis. “We remain encouraged by the underlying trends in our reported and internal credit metrics, and continue our disciplined focus on portfolio administration and control.”

Balance Sheet

At June 30, 2005, total assets were $7.2 billion, total loans were $4.7 billion, total securities were $1.6 billion, and total deposits were $4.9 billion.

Total loans increased by $276.5 million from June 30, 2004 to June 30, 2005. This year-over-year growth reflects increases in the following portfolios:

•	$128.0 million in real estate construction and land loans,
•	$77.8 million in commercial loans,

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

•	$17.9 million in other real estate loans, and
•	$251.5 million in residential mortgage loans, all attributable to purchased residential mortgage loans.

These increases were offset by decreases in commercial term real estate loans of $165.0 million and in consumer and other loans of $33.2 million.

Total loans increased by $234.0 million from March 31, 2005 to June 30, 2005. This second quarter 2005 growth reflects increases in the following portfolios:

•	$43.3 million in real estate construction and land loans,
•	$12.7 million in commercial loans,
•	$25.5 million in other real estate loans,
•	$190.8 million in residential mortgage loans, including $180.7 million of purchased residential mortgage loans, and
•	$8.0 million in consumer and other loans.

These increases were offset by a decrease in commercial term real estate loans of $46.6 million.

Excluding the impact of purchased mortgage residential loans, total loans increased by $53.3 million, or an annualized rate of 4.8%, compared to the first quarter of 2005.

“We are encouraged to note the solid quarter-over-quarter growth in our organic loan outstandings,” stated Mr. Scordelis, “and are particularly pleased to report our fifth consecutive quarterly increase in construction loan totals which we believe to be both consistent with our stated business objectives as well as with the general improvement in the Bay Area economy.”

Total core deposits (excluding institutional and brokered deposits) at June 30, 2005 decreased by $462.1 million compared to June 30, 2004 and by $192.1 million compared to March 31, 2005. Non-core deposits and wholesale borrowings at June 30, 2005 increased by $28.2 million compared to June 30, 2004 and by $365.3 million compared to March 31, 2005.

“Our core deposit base continues to reflect the cyclicality of large title company, venture fund, and specialty deposit relationships,” Mr. Scordelis noted. “That having been said, our demand deposit base continues to expand as we seek to optimize the cost and value of our overall funding mix.”

Total securities were $1.6 billion as of June 30, 2005 compared to $2.3 billion at June 30, 2004 and $1.6 billion at March 31, 2005. During the second quarter, the Company issued $150 million of five-year senior notes, and repurchased $114.7 million in face value of CODES in privately negotiated transactions. As of June 30, 2005, $103.1 million of face value of CODES remained outstanding.

“Investment portfolio stability in the second quarter reflected relative balance between natural runoff and purchase activity,” stated James S. Westfall, Executive Vice President and Chief Financial Officer.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

“Portfolio duration shortened modestly in response to the lower market interest rate environment. The Company continues to manage the investment portfolio to maintain an overall positive net asset interest rate sensitivity position.”

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to substantially exceed the well-capitalized guidelines established by bank regulatory agencies.

The Company’s total equity to assets ratio was 10.64% at June 30, 2005, compared to 9.47% at June 30, 2004 and 10.92% at March 31, 2005. The Company’s tangible total equity to tangible assets ratio was 6.92% at June 30, 2005, compared to 6.73% at June 30, 2004 and 7.61% as of March 31, 2005. The decrease during the second quarter of 2005 primarily related to the increase in tangible assets and the decrease in tangible equity; the latter reflecting $42.9 million of intangible assets related to the Lucini / Parish acquisition as well as the repurchase of $16.3 million of the Company’s common stock.

Repurchases under the Company’s $80.0 million common share repurchase program during 2005 totaled approximately 644,200 shares at an average price of $25.27 per share. Remaining unused repurchase program authority at June 30, 2005 was $63.7 million.

Net Interest Margin and Interest Rate Risk Management

The net interest margin for the second quarter of 2005 was 4.29%, compared to 4.29% for the second quarter of 2004 and 4.45% for the first quarter of 2005. The net interest margin for the first six months of 2005 was 4.37% compared to 4.40% for the same period in 2004.

The net interest margin for the second quarter of 2005 compared to the first quarter of 2005 was impacted by structural balance sheet changes resulting in the following reductions:

•	Five basis points due to the nonperforming loan classification indicated above,
•	Seven basis points due to the growth in purchased residential mortgage loans,
•	Three basis points related to the senior note issuance in April 2005, and
•	Four basis points related to CODES repurchases.

These reductions were partially offset by a four basis point margin expansion attributable to the Company’s net asset interest rate sensitivity position.

“ While structural changes in earning asset and wholesale funding mixes drove the overall reduction in the second quarter’s net interest margin, we believe that these actions were of clear shareholder value,” stated Mr. Westfall.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

Outlook For 2005

Our guidance for 2005 is as follows:

•    Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area, we anticipate core loan portfolio growth in the low to mid-single digits.

•    Core Deposit Growth – we anticipate core deposit growth in the low to mid-single digits, and intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

•    Credit Quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate net charge-offs from 30 basis points to 40 basis points of average loans outstanding.

•    Net Interest Margin – based on structural balance sheet changes that occurred in the second quarter, and the Company’s interest rate sensitivity position, we expect a full year margin in the 4.25% to 4.35% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PDT) on Wednesday, July 27, 2005. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on July 27 through midnight on August 3, 2005 by dialing (800) 642-1687 or (706) 645-9291 and providing Conference ID 7682489.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including developments related to the ongoing insurance industry-wide investigations into contingent commissions and override payments, and the ultimate resolution of the notice of proposed adjustment from the IRS; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

GREATER BAY BANCORP

JUNE 30, 2005—FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004
Interest Income	$96,050	$91,798	$92,576	$93,574	$93,604
Interest Expense	30,625	25,756	24,473	23,307	21,722

Net Interest Income Before Provision for Credit Losses	65,425	66,042	68,103	70,267	71,882
Provision for Credit Losses	2,252	(1,678)	213	1,308	2,000

Net Interest Income After Provision for Credit Losses	63,173	67,720	67,890	68,959	69,882

Non-interest Income:
Insurance Commissions and Fees	39,223	38,122	29,727	33,276	32,916
Rental Revenue on Operating Leases	4,463	4,032	3,500	3,067	2,665
Service Charges and Other Fees	2,869	2,550	2,611	2,599	2,624
Loan and International Banking Fees	2,113	2,013	1,352	2,137	2,061
Trust Fees	1,060	1,066	1,078	1,009	1,010
ATM Network Revenue	284	280	302	314	333
Gains on Sale of Loans	111	95	1,315	129	699
Gains on Sale of Securities, net	9	290	1,636	2,820	1,572
Other Income	4,109	1,745	3,494	2,637	2,880

Total Non-interest Income	54,241	50,193	45,015	47,988	46,760

Operating Expenses:
Salaries & Benefits	48,172	50,285	42,650	44,694	45,725
Occupancy and Equipment	11,148	10,412	11,984	11,570	10,251
Depreciation—Equipment Leased to Others	3,735	3,370	2,941	2,549	2,252
Legal and Other Professional Fees	3,198	4,851	6,478	6,562	4,682
Amortization of Intangibles	2,072	2,083	2,072	2,071	2,072
Other Expenses	12,805	12,947	12,651	11,490	12,228

Total Operating Expenses	81,130	83,948	78,776	78,936	77,210

Income Before Provision for Income Taxes	36,284	33,965	34,129	38,011	39,432
Provision for Income Taxes	13,609	12,455	13,050	15,556	14,899

Net Income	$22,675	$21,510	$21,079	$22,455	$24,533

EARNINGS PER SHARE DATA:
Earnings Per Common Share
Basic (1)	$0.41	$0.38	$0.38	$0.41	$0.45
Diluted (1)	$0.38	$0.34	$0.33	$0.36	$0.39

Weighted Average Common Shares Outstanding (1)	50,843	51,135	51,060	51,046	51,108
Weighted Average Common & Common Equivalent Shares Outstanding (1)	55,573	58,184	58,924	58,776	58,929

GAAP Ratios
Return on Quarterly Average Assets, annualized	1.29%	1.26%	1.18%	1.20%	1.29%
Return on Quarterly Average Common Shareholders’ Equity, annualized	13.68%	13.03%	12.69%	13.90%	15.46%
Return on Quarterly Average Total Equity, annualized	11.84%	11.28%	11.14%	12.16%	13.51%
Net Interest Margin, annualized (2)	4.29%	4.45%	4.37%	4.27%	4.29%
Operating Expense Ratio, annualized (3)	4.61%	4.90%	4.42%	4.22%	4.07%
Efficiency Ratio (4)	67.80%	72.22%	69.64%	66.75%	65.08%

NON-GAAP Ratios
Efficiency Ratio (Excluding ABD) (5)	60.79%	68.86%	60.94%	60.37%	57.31%
ABD Operating Expenses	$32,380	$30,413	$28,300	$27,857	$28,268
ABD Revenue	$39,476	$38,491	$30,286	$33,643	$33,245

(1)    The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net Income as reported	$22,675	$21,510	$21,079	$22,455	$24,533
Less: Dividends on convertible preferred stock	(1,841)	(1,840)	(1,653)	(1,653)	(1,653)

(A) Net Income available to common shareholders	$20,834	$19,670	$19,426	$20,802	$22,880
Add: CODES interest, net of taxes	116	174	190	202	176

(B) Net Income available to common shareholders including CODES	$20,950	$19,844	$19,616	$21,004	$23,056

(C) Weighted Average Common Shares Outstanding	50,843	51,135	51,060	51,046	51,108
Weighted Average Common Equivalent Shares:
Stock Options	1,062	1,094	1,548	1,414	1,505
CODES due 2024	3,653	5,940	6,301	6,301	6,301
CODES due 2022	15	15	15	15	15

(D) Total Weighted Average Common & Common Equivalent Shares Outstanding	55,573	58,184	58,924	58,776	58,929

(A)/(C) Earnings Per Common Share—Basic	$0.41	$0.38	$0.38	$0.41	$0.45
(B)/(D) Earnings Per Common Share—Diluted	$0.38	$0.34	$0.33	$0.36	$0.39

(2)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.
(3)	Total operating expenses for the period, annualized and divided by average quarterly assets.
(4)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

GREATER BAY BANCORP

JUNE 30, 2005—FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED OPERATING DATA FOR THE SIX MONTH PERIODS:

	6 Months Ended JUN 30 2005	6 Months Ended JUN 30 2004
Interest Income	$187,848	$190,349
Interest Expense	56,381	43,096

Net Interest Income Before Provision for Credit Losses	131,467	147,253
Provision for Credit Losses	574	4,000

Net Interest Income After Provision for Credit Losses	130,893	143,253

Non-interest Income:
Insurance Commissions and Fees	77,345	67,497
Rental Revenue on Operating Leases	8,495	4,982
Service Charges and Other Fees	5,419	5,247
Loan and International Banking Fees	4,126	4,118
Trust Fees	2,126	1,907
ATM Network Revenue	564	693
Gains on Sale of Loans	206	1,037
Gains on Sale of Securities, net	299	3,914
Other Income	5,854	4,905

Total Non-interest Income	104,434	94,300

Operating Expenses:
Salaries & Benefits	98,457	95,330
Occupancy and Equipment	21,560	20,456
Legal and Other Professional Fees	8,049	8,026
Depreciation—Equipment Leased to Others	7,105	4,157
Amortization of Intangibles	4,155	4,143
Other Expenses	25,752	25,209

Total Operating Expenses	165,078	157,321

Income Before Provision for Income Taxes	70,249	80,232
Provision for Income Taxes	26,064	30,847

Net Income	$44,185	$49,385

EARNINGS PER SHARE DATA:
Earnings Per Common Share
Basic (1)	$0.79	$0.89
Diluted (1)	$0.72	$0.81

Weighted Average Common Shares Outstanding (1)	50,988	51,881
Weighted Average Common & Common Equivalent Shares Outstanding (1)	56,842	56,878

GAAP Ratios
Return on YTD Average Assets, annualized	1.27%	1.31%
Return on YTD Average Common Shareholders’ Equity, annualized	13.36%	15.13%
Return on YTD Average Total Equity, annualized	11.56%	13.27%
Net Interest Margin, annualized (2)	4.37%	4.40%
Operating Expense Ratio, annualized (3)	4.75%	4.17%
Efficiency Ratio (4)	69.98%	65.13%

NON-GAAP Ratios
Efficiency Ratio (Excluding ABD) (5)	64.76%	58.18%
ABD Operating Expenses	$62,793	$56,407
ABD Revenue	$77,967	$68,115

(1)    The following table provides the detailed calculation of basic and diluted earnings per common share. The Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net Income as reported	$44,185	$49,385
Less: Dividends on convertible preferred stock	(3,681)	(3,306)

(A) Net Income available to common shareholders	$40,504	$46,079
Add: CODES interest, net of taxes	290	193

(B) Net Income available to common shareholders including CODES	$40,794	$46,272

(C) Weighted Average Common Shares Outstanding	50,988	51,881
Weighted Average Common Equivalent Shares:
Stock Options	1,049	1,554
CODES due 2024	4,790	3,428
CODES due 2022	15	15

(D) Total Weighted Average Common & Common Equivalent Shares Outstanding	56,842	56,878

(A)/(C) Earnings Per Common Share—Basic	$0.79	$0.89
(B)/(D) Earnings Per Common Share—Diluted	$0.72	$0.81

(2)	Net interest income for the period, annualized and divided by YTD average interest earning assets.
(3)	Total operating expenses for the period, annualized and divided by YTD average assets.
(4)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

GREATER BAY BANCORP

JUNE 30, 2005—FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004	Jun 30 2004
Cash and Due From Banks	$190,048	$213,806	$171,657	$184,639	$242,517
Fed Funds Sold	10,000	—	—	8,000	22,000
Securities	1,583,662	1,592,120	1,602,268	1,825,289	2,250,302
Loans:
Commercial	2,019,331	2,006,585	1,969,351	1,951,813	1,941,573
Term Real Estate—Commercial	1,493,890	1,540,496	1,597,756	1,647,568	1,658,921

Total Commercial	3,513,221	3,547,081	3,567,107	3,599,381	3,600,494
Real Estate Construction and Land	543,117	499,817	479,113	459,533	415,155
Residential Mortgage	312,722	121,945	83,172	63,782	61,253
Real Estate Other	225,578	200,036	208,565	208,902	207,694
Consumer and Other	137,827	129,859	145,065	152,553	171,003
Deferred Fees and Discounts, Net	(12,939)	(13,239)	(13,902)	(14,457)	(12,575)

Total Loans, Net of Deferred Fees and Discounts	4,719,526	4,485,499	4,469,120	4,469,694	4,443,024
Allowance for Loan and Lease Losses (1)	(98,487)	(99,355)	(107,517)	(113,460)	(116,045)

Total Loans, Net (1)	4,621,039	4,386,144	4,361,603	4,356,234	4,326,979
Goodwill	236,211	212,077	212,432	178,317	178,317
Other Intangible Assets	53,785	36,986	39,228	41,310	43,544
Other Assets (2)	550,402	510,223	509,457	475,612	490,428

Total Assets	$7,245,147	$6,951,356	$6,896,645	$7,069,401	$7,554,087

Deposits:
Demand, Non-Interest Bearing	$1,091,208	$1,065,004	$1,052,272	$1,053,348	$1,045,651
NOW, MMDA and Savings	2,955,343	3,193,558	3,263,716	3,272,922	3,361,211
Time Deposits, $100,000 and over	696,740	602,432	647,531	716,911	725,753
Other Time Deposits	136,008	134,749	139,320	152,376	174,297

Total Deposits	4,879,299	4,995,743	5,102,839	5,195,557	5,306,912

Other Borrowings	1,117,285	775,361	578,664	714,883	1,112,334
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities (2)	254,459	198,063	229,144	196,129	197,328

Total Liabilities	6,461,354	6,179,478	6,120,958	6,316,880	6,826,885

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,617	12,577	12,621	12,582	12,162

Convertible Preferred Stock	103,366	103,569	103,816	91,917	91,924
Common Shareholders’ Equity	667,810	655,732	659,250	648,022	623,116

Total Equity	771,176	759,301	763,066	739,939	715,040

Total Liabilities and Total Equity	$7,245,147	$6,951,356	$6,896,645	$7,069,401	$7,554,087

Loan Growth, current quarter to prior year quarter	6.22%	1.11%	-1.51%	-2.86%	-5.62%
Loan Growth, current quarter to prior quarter, annualized	20.93%	1.49%	-0.05%	2.39%	0.62%
Loan Growth, YTD	11.30%	1.49%	-1.51%	-2.01%	-4.20%

Core Loan Growth, current quarter to prior year quarter (3)	0.56%	-0.49%	-2.02%	-2.86%	-5.62%
Core Loan Growth, current quarter to prior quarter, annualized (3)	4.84%	-2.89%	-2.10%	2.39%	0.62%
Core Loan Growth, YTD (3)	0.98%	-2.89%	-2.02%	-2.01%	-4.20%

Deposit Growth, current quarter to prior year quarter	-8.06%	-3.58%	-3.95%	-4.47%	-4.35%
Deposit Growth, current quarter to prior quarter, annualized	-9.35%	-8.51%	-7.10%	-8.35%	9.74%
Deposit Growth, YTD	-8.83%	-8.51%	-3.95%	-2.94%	-0.22%

Core Deposit Growth, current quarter to prior year quarter (4)	-9.21%	-0.04%	5.33%	7.10%	10.32%
Core Deposit Growth, current quarter to prior quarter, annualized (4)	-16.23%	-5.18%	-6.94%	-9.79%	22.70%
Core Deposit Growth, YTD (4)	-10.63%	-5.18%	5.33%	9.61%	19.91%

Revenue Growth, current quarter to prior year quarter	0.86%	-5.53%	-2.53%	1.22%	2.05%
Revenue Growth, current quarter to prior quarter, annualized	11.84%	11.62%	-17.56%	-1.59%	-14.20%

Net Interest Income Growth, current quarter to prior year quarter	-8.98%	-12.38%	-9.46%	-3.33%	-2.60%
Net Interest Income Growth, current quarter to prior quarter, annualized	-3.75%	-12.27%	-12.25%	-8.94%	-18.62%

(1)	As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan and lease losses to other liabilities. Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.
(2)	Certain reclassifications have been made to prior periods’ consolidated financial statements to conform to current presentation.
(3)	Core loans calculated as total loans less purchased residential mortgage loans.
(4)	Core deposits calculated as total deposits less institutional and brokered time deposits.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

GREATER BAY BANCORP

JUNE 30, 2005—FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended			Three months ended			Three months ended
	June 30, 2005			March 31, 2005			June 30, 2004
	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate	Average balance (1)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$32,893	$220	2.68%	$32,489	$181	2.26%	$148,945	$324	0.87%
Other short-term securities	6,414	28	1.75%	3,796	18	1.92%	2,826	20	2.85%
Securities:
Taxable	1,495,651	16,000	4.29%	1,499,447	16,072	4.35%	2,075,991	20,678	4.01%
Tax-exempt (2)	84,555	1,042	4.94%	84,781	937	4.48%	91,141	1,147	5.06%
Loans:
Commercial	1,945,445	37,015	7.63%	1,935,362	35,591	7.46%	1,914,642	32,682	6.87%
Real Estate loans—land and construction	507,604	8,577	6.78%	472,042	7,446	6.40%	434,604	6,224	5.76%
Real Estate loans—term	1,912,664	31,124	6.53%	1,850,744	29,628	6.49%	1,902,726	30,036	6.35%
Consumer and other	134,657	2,044	6.09%	136,434	1,925	5.72%	162,759	2,494	6.16%

Loans (3)	4,500,370	78,760	7.02%	4,394,582	74,590	6.88%	4,414,731	71,435	6.51%
Total interest-earning assets	6,119,883	96,050	6.30%	6,015,095	91,798	6.19%	6,733,634	93,604	5.59%
Noninterest-earning assets	940,619	—		932,922			907,202	—

Total assets	$7,060,502	96,050		$6,948,017	91,798		$7,640,836	93,604

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$3,112,247	13,297	1.71%	$3,277,312	13,256	1.64%	$3,267,483	8,824	1.09%
Time deposits over $100,000	360,103	2,186	2.43%	348,154	1,835	2.14%	455,509	1,821	1.61%
Other time deposits	439,395	3,019	2.76%	381,737	2,027	2.15%	504,981	1,536	1.22%

Total interest-bearing deposits	3,911,745	18,502	1.90%	4,007,203	17,118	1.73%	4,227,973	12,181	1.16%
Short-term borrowings	413,096	3,625	3.52%	255,965	1,955	3.10%	683,008	2,799	1.65%
CODES	144,225	192	0.53%	227,334	308	0.55%	261,736	441	0.68%
Subordinated debt	210,311	4,377	8.35%	210,311	4,312	8.32%	210,311	4,508	8.62%
Other long-term borrowings	299,061	3,929	5.27%	155,981	2,063	5.36%	230,775	1,792	3.12%

Total interest-bearing liabilities	4,978,438	30,625	2.47%	4,856,794	25,756	2.15%	5,613,803	21,721	1.56%
Noninterest-bearing deposits	1,083,982			1,051,341			1,052,290
Other noninterest-bearing liabilities	217,306			253,895			229,021
Preferred stock of real estate investment trust subsidiaries	12,593			12,577			15,302
Shareholders’ equity	768,183			773,410			730,420

Total shareholders’ equity and liabilities	$7,060,502	30,625		$6,948,017	25,756		$7,640,836	21,721

Net interest income		$65,425			$66,042			$71,883

Interest rate spread			3.83%			4.04%			4.03%

Net yield on interest-earning assets(4)			4.29%			4.45%			4.29%

(1)	Nonaccrual loans are excluded from the average balance.
(2)	Tax equivalent yields earned on the tax-exempt securities are 7.39%, 6.71% and 7.65% for the three months ended June 30, 2005, March 31, 2005 and June 30, 2004, respectively.
(3)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $(1,000), $(1,000) and $276,000 for the three months ended June 30, 2005, March 31, 2005 and June 30, 2004, respectively.
(4)	Net yield on interest-earning assets during the period equals (a) the difference between interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period.

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Greater Bay Bancorp Reports Second Quarter 2005 Results

July 27, 2005

GREATER BAY BANCORP

JUNE 30, 2005—FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004	Jun 30 2004
Nonperforming Assets (1)
Commercial	$7,122	$8,213	$11,586	$14,306	$10,628
Real Estate Term and Construction	57,404	26,591	19,608	26,494	9,537
SBA	7,421	6,752	1,876	2,607	2,606
Venture Banking Group	—	24	806	3,387	3,291
Specialty Finance	8,034	10,816	9,835	10,773	9,950
Other	8,105	189	—	1,174	6,218

Total Nonperforming Loans (2)	$88,086	$52,585	$43,711	$58,741	$42,230
OREO	—	—	—	—	—
Other Nonperforming Assets	495	840	569	534	—

Total Nonperforming Assets (1)	$88,581	$53,425	$44,280	$59,275	$42,230

Net Loan Charge-Offs (Recoveries) (3)	$3,476	$3,511	$4,563	$3,584	$3,984

Ratio of Allowance for Loan and Lease Losses to: (4)
Average Loans	2.15%	2.23%	2.41%	2.54%	2.60%
End of Period Loans	2.08%	2.21%	2.40%	2.53%	2.60%
Total Nonaccrual Loans	111.81%	188.94%	245.97%	193.15%	274.79%

Ratio of Provision for Credit Losses to Average Loans, annualized	0.20%	-0.15%	0.02%	0.12%	0.18%

Total Nonperforming Loans to Total Loans	1.87%	1.17%	0.98%	1.31%	0.95%
Total Nonperforming Assets to Total Assets	1.22%	0.77%	0.64%	0.83%	0.55%

Ratio of Quarterly Net Loan Charge-offs to Average Loans, annualized	0.30%	0.32%	0.41%	0.32%	0.36%
Ratio of YTD Net Loan Charge-offs to YTD Average Loans	0.31%	0.32%	0.40%	0.39%	0.43%

(1)    Nonperforming assets include nonperforming loans, Other Real Estate Owned and other nonperforming assets.

(2)    Nonperforming loans are defined as loans which are on nonaccrual status.

(3)    Net loan charge-offs are loan charge-offs net of recoveries.

(4)    As of December 31, 2004, we reclassified the reserve for unfunded credit commitments from the allowance for loan and lease losses to other liabilities.

Amounts presented prior to the fourth quarter of 2004 have been reclassified to conform with the current presentation.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:

	Jun 30 2005	Mar 31 2005	Dec 31 2004	Sept 30 2004	Jun 30 2004
Tier 1 Leverage ratio	10.30%	10.98%	10.67%	10.18%	9.83%
Tier 1 Risk-Based Capital ratio	11.96%	13.08%	13.01%	12.98%	12.72%
Total Risk-Based Capital ratio	13.22%	14.34%	14.27%	14.24%	13.98%
Total Equity to Assets ratio	10.64%	10.92%	11.06%	10.47%	9.47%

Tier I Capital	$695,108	$733,387	$727,319	$733,579	$727,214
Total Risk-based Capital	$768,187	$803,966	$797,788	$804,839	$799,306
Risk Weighted Assets	$5,810,227	$5,605,961	$5,591,535	$5,651,203	$5,715,605

NON-GAAP RATIOS (1):

Tangible Total Equity to Tangible Assets—End of Period	6.92%	7.61%	7.70%	7.60%	6.73%
Tangible Common Book Value Per Common Share—End of Period (2)	$7.44	$7.97	$7.96	$8.42	$7.84

Common Book Value Per Common Share—End of Period (3)	$13.16	$12.85	$12.88	$12.73	$12.18
Total Common Shares Outstanding—End of Period	50,756	51,046	51,179	50,907	51,177
(1) The following table provides a reconciliation of Total Equity to Tangible Total Equity and Total Assets to Tangible Assets:
Common Shareholders’ Equity	$667,810	$655,732	$659,250	$648,022	$623,116
Convertible Preferred Stock	103,366	103,569	103,816	91,917	91,924

Total Equity	771,176	759,301	763,066	739,939	715,040
Less: Goodwill and Other Intangible Assets	(289,996)	(249,063)	(251,660)	(219,627)	(221,861)

Tangible Total Equity	$481,180	$510,238	$511,406	$520,312	$493,179

Total Assets	$7,245,147	$6,951,356	$6,896,645	$7,069,401	$7,554,087
Less: Goodwill and Other Intangible Assets	(289,996)	(249,063)	(251,660)	(219,627)	(221,861)

Tangible Assets	$6,955,151	$6,702,293	$6,644,985	$6,849,774	$7,332,226

(2)	Computed as Common Shareholders’ Equity, less Goodwill and Other Intangible Assets divided by Total Common Shares outstanding.
(3)	Computed as Common Shareholders’ Equity divided by Common Shares outstanding—end of period.

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